EXHIBIT 10.1

                     STOCK PURCHASE AND REDEMPTION AGREEMENT

         This STOCK PURCHASE AND REDEMPTION AGREEMENT (this "Agreement") is dated as of September 24, 2002 by and between Thomas J. Gaffney (the "Seller"), Eline Entertainment Group, Inc., a Nevada corporation also known as Mammoth Entertainment (the "Company") and Yucatan Holding Company, a Florida corporation (the "Purchaser").

         WHEREAS, the Seller is the owner or otherwise controls an aggregate of 11,580,000 shares of the Company's common stock (the "Company Common Shares") and 4,000,000 shares of the Company's preferred stock (the "Company Preferred Shares"), all of which is presently in certificate form in the names and number of shares as set forth on Exhibit A attached hereto and incorporated herein by such reference.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Seller shall sell and transfer to the Purchaser as provided herein the Company Common Shares.

         WHEREAS, the parties further desire that, upon the terms and subject to the conditions contained herein, that the Company shall redeem from the Seller all of the issued and outstanding Company Preferred Shares.

         NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                       PURCHASE AND SALE OF THE SECURITIES

         Section 1.1 Purchase and Sale of the Company Common Shares. Subject to the terms and conditions of this Agreement, at the Closing the Seller will sell and transfer to the Purchaser and the Purchaser will purchase from the Seller the Company Common Shares. The purchase price ("Common Shares Purchase Price") for the Company Common Shares shall be an aggregate of Sixteen Thousand Dollars ($16,000), which shall be paid to Seller on the Closing Date (as defined in Section 1.3 hereof).

         Section 1.2 Redemption of the Company Preferred Shares. Subject to the terms and conditions of this Agreement, on the Closing Date the Company will redeem (the "Redemption") from the Seller the Company Preferred Shares. The redemption amount ("Redemption Amount") shall be tendered as follows:

         (a) The Company shall pay to Seller a consulting fee of Two Thousand Dollars ($2,000) per month, payable on each of October 31, 2002, November 30, 2002 and December 31, 2002;

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         (b) The Company shall deliver to Seller at Closing a promissory note
("Note") in the principal amount of One Hundred Twenty Thousand Dollars ($120,000), the form of which is attached hereto as Exhibit B and incorporated herein by such reference.

         (c) Upon such purchase, the Company Common Shares shall be transferred to such name or names as the Purchaser shall determine in its sole discretion and upon such redemption, the Company Preferred Shares shall be cancelled and returned to the treasury of the Company with the status of authorized but unissued and undesignated shares of its preferred stock. Upon Closing, the Purchaser shall have full, unfettered and unencumbered voting rights for all of the Company Common Shares purchased hereunder.

         Section 1.3  Closing.

         (a) The delivery of executed documents under this Agreement and the other agreements referred to herein (the "Closing") and the payment of the Common Shares Purchase Price and the Redemption Amount shall take place at the offices of the Purchaser (i) within two (2) business days from the satisfaction of all conditions precedent to the Closing set forth in Section 3 hereof, or
(ii) such other time and place or on such date as the Purchaser and the Seller may agree upon (the "Closing Date").

         (b) At Closing, the Seller shall deliver the original stock certificates representing the Company Common Shares set forth on Exhibit A, together with medallion guaranteed stock powers and corporate resolutions (as applicable), and the Purchaser shall deliver the Common Shares Purchase Price pursuant to the provisions of this Agreement.

         (c) At Closing, the Seller shall deliver the original stock certificates representing the Company Preferred Shares as set forth on Exhibit A, together with medallion guaranteed stock powers, and the Company shall deliver the Note pursuant to the provisions of this Agreement.

         (d) In addition, each party shall deliver such additional documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

         Section 2.1 Representation and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

         (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated under the laws of Nevada, and except for the failure by the Company to file its Annual List of Officers, Directors and Resident Agent for

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2001 and 2002, would be in good standing under the laws of the State of Nevada, and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more than fifty percent (50%) of or control any other business entity except as set forth in the Company's SEC Documents (has hereinafter defined) as filed by it with the SEC (as hereinafter defined). The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect (as hereinafter defined).

         (b) Authorization, Enforcement. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Agreement, (ii) the execution and delivery of the Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) the Agreement has been duly executed and delivered by the Company and at the Closing shall constitute valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (c) Capitalization. The authorized capital stock of the Company consists of 20,000,000 shares of common stock, of which 19,637,954 shares are issued and outstanding as of the date hereof, and 5,000,000 shares of preferred stock, of which 4,000,000 shares are issued and outstanding as of the date hereof. All of the outstanding shares of the Company's common stock and preferred stock have been duly and validly authorized and issued pursuant to the provisions of the Company's charter and by-laws, the laws of the State of Nevada and in accordance with federal and state securities laws; all of such shares are fully paid and non-assessable. The Company's Common Shares and the Company's Preferred Shares have all of the voting, conversion, liquidation, dividend and other rights, preferences and privileges as are set forth in the Company's SEC Documents. The Company has no liability, whether known or unknown, to any third party related to the authorization or issuance of any class of the Company's capital stock which is outstanding as of the date of this Agreement. All requisite filings have been made and all proper corporate action has been taken by the Company in connection with the authorization and issuance of such shares. No shares of either common stock or preferred stock are entitled to preemptive, registration or other similar rights.

         (d) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's Articles of Incorporation, as amended, or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under,

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or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement (other than any informational filings on Form 8-K which may be required to be made by the Company with the SEC).

         (e) SEC Documents, Financial Statements. The common stock of the Company is registered pursuant to Section 12(g) of the Exchange Act (as hereinafter defined), and, the Company is current with all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act (as hereinafter defined), as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under GAAP (as hereinafter defined) and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Since the date of the financial statements there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have a Material Adverse Effect.

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         (f) No Undisclosed Liabilities. The Company does not have any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's businesses since such date and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

         (g) Compliance with Law. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its businesses as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (h) Taxes. The Company has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate in all material respect, and have been prepared in compliance with all applicable laws; except as set forth in the SEC Documents the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return), other than $6,900 of payroll taxes which are reflected as a liability on the Company's balance sheet at July 31, 2002, and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since July 31, 2002, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are to its knowledge adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

         No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by that jurisdiction. Except as set forth in the SEC Documents, there are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. Except as set forth in the SEC Documents, there are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ' 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; and (B) has not agreed to or is required to make any adjustments pursuant to ' 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States

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real property holding corporation within the meaning of ' 897(c)(2) of the
Internal Revenue Code during the applicable period specified in '
897(c)(1)(A)(ii) of the Internal Revenue Code.

For purposes of this Section 2.1(h):

         "IRS" means the United States Internal Revenue Service.

         "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

         (i) Operation of Business. The Company owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents, and all rights with respect to the foregoing, which to its knowledge after due inquiry would be reasonably necessary for the conduct of its business as now conducted without any conflict with the rights of others.

         (j) Books and Records. The records and documents of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company.

         (k) Registration Rights. The Company is not a party to any agreements or understanding, whether written or oral, that grant any individuals or entities registration rights covering any security of the Company.

         (l) Officers and Directors. The Company's duly elected officers and directors as of the date hereof are as set forth below:

         Name                                    Positions

         Thomas J. Gaffney                       CEO/Director
         Curtis Hawk                             President/Director
         Charlie Barrett                         Director
         Nabiel Yazgi                            Director

         The Company will make no changes in the officers and/or directors between the date of this Agreement and the Closing Date.

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         (m) Contracts; Stock Option Plan; Issuance of Additional Company
Securities. The Company is not a party to any agreement, contract, obligation or other liability which is not disclosed in the SEC Documents. There are no outstanding options or warrants to acquire capital stock of the Company. The Company has no obligation to issue any shares of its capital stock or any debentures, options, warrants or other rights which are convertible into or exchangeable for shares of its capital stock other than as set forth in the SEC Documents. The Company has no bonus, deferred compensation, profit-sharing, pension or retirement arrangements, whether or not legally binding, nor is it presently paying any pension, deferred compensation or retirement allowance plan.

         (n) Litigation. There are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the Company's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against the Company or of its officers, directors, employees, agents or affiliates, nor is any basis known to it for any such action, suit, proceeding or investigation. Neither the Company nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any country, judicial, state or local court or governmental or regulatory authority or arbitrator, that would have a Material Adverse Effect on the Company's assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

         (o) Broker's Fees. Neither the Company nor any of its affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement.

         (p) Employment, Consulting and Similar Agreements. The Company is not a party to any employment agreement. The Company is not a party to any consulting or similar agreement which provides for the payment of compensation which has not previously been paid in full and which is not described in the SEC Documents. As of the date of this Agreement and on the Closing Date the Company will have no obligations or liabilities, whether known or unknown, actual or contingent, under any consulting or similar agreements.

         Section 2.2 Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties to the Purchaser and the Company.

         (a) Authorization and Power. The Seller has the requisite power and authority to enter into and perform the Agreement; this Agreement constitutes a valid and binding obligations of the Seller enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (b) Valid Authority to Sell the Company Common Shares and Company Preferred Shares. The Seller has all requisite right, title and authority from each of the record holders of the Company Common Shares and Company Preferred

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Shares which are the subject of this Agreement as are necessary to consummate the transactions contemplated herein. Each of the record holders has previously delivered to the Seller the original certificates representing the Company Common Shares and the Company Preferred Shares, together with medallion guaranteed stock powers signed by such record holders and such other documents as the Company's transfer agent shall have deemed necessary to transfer the legal, beneficial and record ownership of such securities pursuant to the terms of this Agreement. The Seller has full, unfettered rights to sell, assign and transfer the Company Common Shares and to enter into the Redemption of the Company Preferred Shares pursuant to the terms of this A After due inquiry the Seller represents, warrants and covenants that the Company Common Shares and Company Preferred Shares are free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims, equities and liabilities of every nature, that the record holders conveyed to the Seller clear and unencumbered title thereto and that at Closing the Seller is conveying clear and unencumbered title to the Purchaser and the Company, as the case may be, pursuant to the terms of this Agreement.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Seller of the transactions contemplated hereby or relating hereto do not and will not conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Seller is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Seller or his properties. The Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of his obligations under this Agreement.

         (d) Company Representation and Warranties. The Seller is currently an officer and director of the Company. The Seller has reviewed the representations and warranties of the Company contained in this Agreement and upon due inquiry represents and warrants to the Purchaser that such representations and warrants do not contain any untrue statement of any material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances which made not misleading.

         Section 2.3 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the
Seller:

         (a) Organization and Standing of the Purchaser. The Purchaser is a corporation duly incorporated under the laws of the State of Florida.

         (b) Authorization and Power. The Purchaser has the requisite power and authority to enter into and perform the Agreement; the execution, delivery and performance of the Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary

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corporate action; and at the Closing this Agreement shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

         (c) No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Purchaser's Articles of Incorporation or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Company Common Shares in accordance with the terms hereof.

                                    ARTICLE 3

                              CONDITIONS TO CLOSING
                            AND POST-CLOSING MATTERS

         Section 3.1 Conditions Precedent to the Obligation of the Purchaser to Purchase the Company Common Shares. The obligation hereunder of the Purchaser to proceed to Closing is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

         (a) Accuracy of the Seller's Representations and Warranties. The representations and warranties of the Seller shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that speak as of a particular date.

         (b) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that speak as of a particular date.

         (c) Performance by the Seller. The Seller shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Seller at or prior to the Closing.

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         (d) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

         (e) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

         (f) Forgiveness of Debt and General Releases. The Company shall have obtained and delivered to Katz, Barron Squitero & Faust, P.A., counsel for the Purchaser, duly executed Forgiveness of Debt and General Releases in the form previously provided to the Company by the Purchaser from the individuals and entities and in the amounts set forth on Exhibit C attached hereto and incorporated herein by such reference.

         (g) Certificates and Stock Powers. The Seller shall have deposited with Katz, Barron, Squitero & Faust, P.A. original stock certificates representing the Company Common Shares and Company Preferred Shares, together with the proper medallion guaranteed stock powers, executed in blank, for each such certificate and were required corporate resolutions, all in such form as is necessary to transfer the ownership of such securities at Closing pursuant to the terms of this Agreement.

         (h) Form 10-QSB. The Company shall have taken all actions required by the Exchange Act related thereto and shall have filed its quarterly report on Form -QSB for the period ended July 31, 2002 on or before 5 p.m., EDT, on Friday, September 20, 2002.

         (i) No Material Changes. There shall have been no material changes in the business and operations of the Company from the date of this Agreement to the Closing Date; the Company's common stock shall continue to be quoted on the OTCBB; the Company shall not have entered into any agreements, whether written or oral, which are binding upon the Company or any of its assets; there shall have been no modification to any of the Company's assets (including any modifications to its web site); there shall have been no changes in the officers and directors of the Company, nor any amendments to its charter or by-laws; and the Company shall not have issued nor agreed to issue any securities or rights, warrants, options or any other instruments convertible into or exercise for shares of its capital stock.

         (j) Resignations. The Company shall have delivered the resignations of its officers and directors to be effective immediately following the Closing, and shall have appointed such directors, effective as the Closing, as may be designated by the Purchaser.

         Section 3.2 Post-Closing Matters. The following actions will be undertaken by the respective parties following the Closing:

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         (a) Web Site. On or before 10 days from the Closing Date, the Seller shall provide the Purchaser will the name and contact information of the web hosting company for the Company's web site, together with all necessary codes, access, and other information necessary to access and control the web site.

         (b) Books and Records. On or before 10 days from the Closing Date the Seller shall deliver such books and records of the Company as are in his possession to the Purchaser, and shall obtain from the previous management and control persons of the Company, together with any attorneys which have represented the Company, all books and records of the Company in such individuals possession or control and deliver same to the Purchaser.

                                    ARTICLE 4

                                 INDEMNIFICATION
                               AND GENERAL RELEASE

         Section 4.1 Seller's Indemnification. The Seller agrees to indemnify and hold harmless each of the Company and the Purchaser, and each of their respective officers, directors, shareholders, employees, agents and affiliates (collectively, the "Section 4.1 Indemnitees") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Section 4.1 Indemnitees may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in this Agreement or any SEC Documents filed by the Company since April 22, 2002, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances when made not misleading. This indemnity agreement will be in addition to any liability the Purchaser may otherwise have.

         Section 4.2 Company Indemnification. The Company agrees to indemnify and hold harmless the Purchaser, and its officers, directors, shareholders, employees, agents and affiliates (collectively, the "Section 4.2 Indemnitees") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys'
fees), to which the Section 4.2 Indemnitees may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in this Agreement or any SEC Documents, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances when made not misleading. This indemnity agreement will be in addition to any liability the Purchaser may otherwise have.

         Section 4.3 General Release. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller, his heirs and legal representatives (collectively, the "Releasors") does hereby forever release and discharge the Company, its subsidiaries, officers, directors, shareholders, agents, representatives, insurers, employees, and legal representatives, and each of them respectively (collectively, the "Releasees") from any and all liability now accrued or that may hereafter accrue on account of any and all claims, demands, causes of action, damages, costs, expenses, attorneys' fees, compensation, commissions (whether past or future), and all consequential damages on account of or in any way growing out of any and all contracts, agreements or relationships between the Company and Releasors which may raise from the beginning of time until the Closing Date.

                                    ARTICLE 5

                             TERMINATION AND DEFAULT

         Section 5.1 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time before the
Closing:

         (a) By the mutual written consent of the parties hereto;

         (b) By the Purchaser, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or the Seller set forth in this Agreement, or if any representation or warranty of the Company or the Seller shall become untrue;

         (c) By the Purchaser if the Closing shall not have occurred before ten
(10) days after the date hereof.

         In the event of such termination, the parties hereto will have no further obligations to each other and this agreement shall be of no further force or effect.

         Section 5.2 Default. An "Event of Default" shall have occurred if at any time either prior to or after the Closing any representation or warranty or statement made or furnished herein to the Purchaser or the Company by the Seller provides to have been false in any material respect when made or furnished. Upon the occurrence of such Event of Default, the Purchaser or the Company, as the case may be, shall be entitled, in their sole discretion and in addition to any other remedies each may have in law or in equity, to set-off against any amounts payable to the Seller hereunder or under the Note.

                                    ARTICLE 6

                                  MISCELLANEOUS

         Section 6.1 Fees and Expenses. Each of the parties to this Agreement shall pay its own fees and expenses related to the transactions contemplated by this Agreement.

         Section 6.2 Entire Agreement; Amendment. This Agreement contains the entire understanding of the parties with respect to the matters covered herein. No provision of this Agreement may be waived or amended other than by a written

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

instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

         Section 6.3 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:                  c/o Yucatan Holding Company
                                    3003 Keller Bend Road
                                    Knoxville, TN 37922
                                    Telecopier 865-690-1899

If to the Purchaser:                Yucatan Holding Company
                                    3003 Keller Bend Road
                                    Knoxville, TN 37922
                                    Telecopier 865-690-1899

If to the Seller:                   2901 East Friess Drive
                                    Phoenix, AZ 85032
                                    Telecopier 602-595-6734

         Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

         Section 6.4 Waivers. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         Section 6.5 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

         Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of all parties.

         Section 6.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 6.8 Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Nevada, without and application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Broward County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, County Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Broward County, Florida, has been brought in an inconvenient forum.

         Section 6.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

         Section 6.10 Further Assurances. From and after the date of this Agreement, upon the request of the Purchaser or the Company, the Seller shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         Section 6.11 Effectiveness of Agreement. This Agreement shall become effective only upon satisfaction of the conditions precedent to the Closing.

                                    ARTICLE 7

                                   DEFINITIONS

         Section 7.1 Certain Definitions.

         (a) ""Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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

         (b) "GAAP" shall mean the United States Generally Accepted Accounting Principles as those conventions, rules and procedures are determined by the Financial Accounting Standards Board and its predecessor agencies.

         (d) "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or to perform its obligations under any other agreement which would be required to fulfill the terms of this Agreement.

         (c) "SEC" shall mean the Securities and Exchange Commission.

         (d) "SEC Documents" shall mean all documents filed by the Company with the SEC under the Exchange Act or the Securities Act.

         (e) "Securities Act" shall mean the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         THE PARTIES HERETO HAVE EACH HAD THE OPPORTUNITY TO OBTAIN THE BENEFIT OF COUNSEL OF THEIR CHOICE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND EACH PARTY HAS READ ALL OF THE TERMS OF THIS AGREEMENT, UNDERSTANDS THE AGREEMENT, AND AGREES TO ABIDE BY ITS TERMS AND CONDITIONS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and date first above written.


                                        ELINE ENTERTAINMENT GROUP, INC.
                                        By: /s/ Thomas J. Gaffney
                                            ----------------------------
                                            Thomas J. Gaffney, President

                                            /s/ Thomas J. Gaffney
                                            ---------------------
                                            Thomas J. Gaffney


                                        YUCATAN HOLDING COMPANY

                                        By: /s/ Jayme Dorrough
                                            -------------------------
                                            Jayme Dorrough, President

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